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                                                                   Exhibit 10.19

                           JOINT MARKETING AGREEMENT


THIS JOINT MARKETING AGREEMENT, dated as of January 1, 1997 is between ALLIN COMMUNICATIONS CORPORATION ("Allin"), a Delaware corporation with its principal offices at 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, and ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Delaware corporation with offices at 5400 Legacy Drive, Plano, Texas 75024.

WHEREAS, EDS is in the business of providing a full range of information technology services, including consulting, systems development, systems integration, systems installation and implementation and systems management ("EDS Services") for a variety of industries; and

WHEREAS, Allin is in the business of providing interactive television, information technology, infrastructure, video entertainment systems, digital imaging systems and other services (the " Allin Services") for a variety of industries, including the travel and leisure industry, sports industry, and commercial and event photography industry; and

WHEREAS, EDS and Allin desire to establish an arrangement whereby each party will cooperate with the other to enhance their respective abilities to market their respective businesses by jointly marketing the Allin Services and EDS Services and promoting transactions all in the manner and on the terms and provisions herein provided.

NOW, THEREFORE, Allin and EDS hereby agree as follows:

1. Intent of Parties.  EDS' Global Travel Services Industry Strategic Business
   -----------------
   Unit ("GTSI-Business Unit") and Allin desire to establish an arrangement whereby each party will cooperate with the other to enhance their respective abilities to market their respective businesses by jointly marketing the Allin Media and Information Platform (the "Allin Platform"), which platform is a client/server environment and resides upon the Windows NT operating system and utilizes the Microsoft SQL server database engine and Allin's interactive television and digital imaging applications are designed as direct extensions of the Microsoft BackOffice suite. In connection with the joint marketing of Allin Services and EDS Services described above, the parties intend to promote transactions in which EDS and Allin will work jointly in evolving new application extensions, and integrating existing third party applications for the Allin Platform to integrate additional services for the markets served by the GTSI Business Unit. Allin's suite of extensions include: ITV, ticketing, imaging, video server, and Internet access. Future services that EDS and Allin may look to integrate, include, financial systems, purchasing/payables, marketing systems, reservations, property management, point of sale, automated check-in/boarding, data warehousing/on-line analytical processing, and travel agent/consumer product preview and purchasing.

2. Agreement.  During the term of this Agreement, EDS and Allin will have the
   ---------
   respective rights and obligations set out in this Agreement.

3. Term.  The term of this Agreement will commence on the date of this Agreement
   ----
   (the "Effective Date"), and will end on the ten year anniversary of the Effective Date, unless earlier terminated in accordance with the provisions of this Agreement.

4. Marketing Activities.  The GTSI Business Unit intends to market the Allin
   --------------------
   Platform during the term of this Agreement as its preferred technology platform for interactive television prospects and corporate and consumer digital photography prospects in the travel services industries and agrees to propose the Allin Platform to all such prospects for whom the GTSI Business Unit believes that the Allin Platform is appropriate. In connection with any sales of the Allin Platform by Allin or in connection with this

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   Agreement, Allin hereby affords EDS an exclusive right of first offer to provide the installation services for all such transactions. EDS and Allin agree to negotiate in good faith relating to the terms and conditions for such installation services. If EDS notifies Allin in writing that EDS is not interested in pursuing such opportunity for installation services then Allin will not be subject to any further restrictions under this Section 4 and will be free to offer such opportunity to a third-party. In addition, the GTSI Business Unit will actively promote and educate other EDS strategic business units, strategic service units, and other divisions with respect to the functionality and uses of the Allin Platform for interactive television prospects and corporate and consumer digital photography prospects. Notwithstanding the foregoing, Allin recognizes that EDS is in the business of providing information technology services to its customers and the parties agree and acknowledge that the requirements of certain third-party customers may necessitate use of a media and information platform other than the Allin Platform. In such cases, the GTSI Business Unit will notify Allin of the opportunity with any such third party, subject to confidentiality restrictions applicable to EDS and Allin, and shall advise Allin of the basis for the GTSI Business Unit not proposing the Allin Platform for such interactive television prospect or corporate and consumer digital photography prospect as the technology Platform for such third party. Except as set forth in the immediately preceding sentence, EDS will have no duty or obligation under this Agreement to Allin with respect to such transactions including, without limitation, any duty or obligation to compensate Allin in connection with such transactions.

5. Revenue Targets/Incentive Payments.  The parties anticipate that, during each
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   consecutive 12-month period (each an "Allin Target Period") during the term of this Agreement commencing with the date hereof, directly as a result of the marketing relationship established hereunder, Allin will enter into one or more binding agreements providing for an aggregate of not less than $80,000,000 in payments to Allin by third parties during the term of such agreement or agreements (for each Allin Target Period, the "Allin Target"). In addition, EDS and Allin anticipate that during the term of this Agreement commencing with the date hereof, as a result of marketing efforts by Allin and/or marketing efforts by Allin and other third parties, Allin will enter into one or more binding agreements providing for payments to Allin by such third-party customers in the global travel services industry during the term of such agreement or agreements and any such revenues will be counted towards EDS' satisfaction of the applicable Allin Target. In connection with the activities described above resulting in payments to Allin or its affiliates by third parties, Allin will pay EDS the following incentive payments (collectively, the "Incentive Payments"): (i) for those activities resulting in binding agreements with an aggregate contract value of greater than $60,000,000 but less than $80,000,000, Allin will pay EDS an amount equal to 1% of the aggregate value of those agreements in excess of $60,000,000, up to $80,000,000 and (ii) for those activities resulting in binding agreements with an aggregate contract value of greater than $80,000,000, Allin will pay to EDS an amount equal to 1.15% of the aggregate value of those agreements in excess of $80,000,000. The attainment or non-attainment of an Allin Target and the corresponding value attributed to such agreement will be subject to the reasonable determination of Allin based upon the nature of each third-party agreement, the number of units and/or services which are the subject of such agreement or agreements and reasonable projections based upon Allin's prior experience with similar projects. The Incentive Payments will be remitted to EDS within sixty days of Allin's execution of the third party agreements resulting in the satisfaction of the Incentive Payment thresholds described above. Subject to the provisions of Section 7 of this Agreement, Allin will provide to EDS reasonable detail regarding its calculation of amounts in respect of each Allin Target and copies of the subject third-party agreements. In addition, Allin agrees to provide EDS and its auditors reasonable access to the books and records of Allin and its affiliates to enable them to conduct audits of Allin in connection with Allin's obligations under this Agreement, including verifying the accuracy of (i) the value Allin attributes to each third party agreement and (ii) the amount of the Incentive Payments. Within ninety (90) days of the Effective Date and annually thereafter, the parties will attempt, in good faith, to formulate a marketing and sales strategy for the EDS Services and Allin Services.

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6. Marketing Support.
   -----------------

     (a) Marketing Plan.  Within ninety (90) days of the Effective Date, EDS and
         --------------
         Allin will, in good faith, attempt to establish a plan to market the Allin Services and EDS Services under a joint marketing plan (the "Marketing Plan"). The Marketing Plan will:

       (i) identify possible business opportunities for Allin Services and EDS Services as identified by either EDS or Allin, as well as any other mutual business opportunities;

       (ii) set forth the responsibilities of EDS and- Allin with respect to business opportunities and the development of such opportunities;

       (iii) set forth a marketing and sales strategy with respect to business opportunities;

       (iv) identify trade shows and exhibits which will enhance the abilities of EDS and Allin and their respective personnel to market the Allin Services and the EDS Services to potential customers; and

       (v) provide for a means to promote effectiveness and to avoid duplication of sales efforts in the marketplace between ED S and Allin.

       The Marketing Plan as finally adopted by EDS and Allin may be modified from time to time by the mutual agreement of EDS and Allin.

  (a) Joint Price Modeling.  EDS and Allin agree to cooperate in the development
      --------------------
      of joint price modeling for the provision of the Allin Services and EDS Services.

  (b) Promotional Materials.  EDS and Allin shall cooperate with each other in
      ---------------------
      preparing materials to promote the Allin Services and EDS Services, including, but not limited to, brochures, slides and other presentation materials ("Promotional Materials"). In preparing Promotional Materials, each party agrees, in describing the relationship between the parties hereto, to use a term such as "marketing relationship" but not to use terms such as "partnership," "joint venture," "affiliate," "agent," "representative," or similar terms that suggest either (a) a formal business organization or structure of any kind has been created by the parties, or (b) that one party has the power or authority to bind or commit the other. Allin hereby grants to EDS a limited, non-exclusive, non-transferable license to use the names "Allin Communications Corporation," and any existing or future Allin trademarks and service marks including, for example, "SeaVision" and "Allin" (collectively the "Allin Marks") solely in such Promotional Materials. This license shall continue until termination of this Agreement. Allin further grants EDS the right to copy or reproduce as many copies of these materials as necessary to promote the solicitation of proposals. EDS will submit a copy of each item of Promotional Material to Allin for its reasonable approval before initial use by EDS, including initial use of revisions or updates to previously, approved materials. EDS understands and agrees that (i) nothing herein shall give EDS any right, title or interest in and to the Allin Marks, except the limited use rights set forth in this Section, and (ii) the Allin Marks are and shall at all times remain the sole and exclusive property of Allin and all use of the Allin Marks by EDS shall inure to the benefit of Allin. EDS agrees that Allin shall have the right to examine EDS' use of the Allin Marks to determine whether EDS is in compliance with the use of such marks pursuant to the terms of this Section. EDS hereby grants to Allin a limited, non-exclusive, non-transferable license to use the names "Electronic Data Systems Corporation," "EDS," and any existing or future EDS trademarks and service marks (collectively the "EDS Marks") solely in such Promotional Materials. This license shall continue until termination of this Agreement. EDS further grants Allin the right to copy or reproduce as many copies of these materials as necessary to promote the solicitation of proposals. Allin will submit a copy of each item of Promotional Material to EDS for its reasonable approval before initial use by Allin, including initial use of revisions or updates to previously approved materials. Allin understands

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      and agrees that (i) nothing herein shall give Allin any right, title or interest in and to the EDS Marks, except the limited use rights set forth in this Section, and (ii) the EDS Marks are and shall at all times remain the sole and exclusive property of EDS and all use of the EDS Marks by Allin shall inure to the benefit of EDS. Allin agrees that EDS shall have the right to examine Allin's use of the EDS Marks to determine whether Allin is in compliance with the use of such marks pursuant to the terms of this Section.

  (c) Expenses.  In consideration of the mutual benefits anticipated from a
      --------
      successful proposal, each party shall bear its own respective costs and expenses incurred in preparing any proposal hereunder.

2. Confidentiality.  Each party agrees that during the term of this Agreement
   ---------------
   and for a period of two (2) years thereafter, such party shall use the same means it uses to protect its own confidential proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (i) written information received from the other party which is marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to the other party in such written form promptly after such oral or visual disclosure ("Confidential Information"). The foregoing shall not prevent either party from disclosing Confidential Information which belongs to such party or is (i) already known by the recipient party without an obligation of confidentiality other than under this Agreement, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party by persons without access to or use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning Confidential Information, (vi) approved by the other party for disclosure, or
   (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. Each party represents that it has the right to disclose information that it has made and will make available to the other hereunder. All tangible forms of Confidential Information owned by a party will be returned to the owner or destroyed upon expiration or termination of this Agreement. In addition to the foregoing, EDS and Allin acknowledge and agree that all strategies, techniques, concepts, materials, and ideas developed jointly, or individually by either party in connection with this Agreement shall be deemed "Joint Confidential Information" if so designated by either party. Such Joint Confidential Information shall be subject to the terms of this Section 7 unless otherwise agreed to by the parties in writing.

3. Termination.
   -----------

  (g) For Default.  Except as otherwise provided herein, either party may
      -----------
      terminate this Agreement if the other commits any material breach of its obligations hereunder (except for a default for EDS' failure to satisfy the revenue targets set forth herein, which will be governed by subsection
      (d) below) and fails within thirty (30) days after receipt of notice describing such breach to initiate appropriate action and to diligently pursue the cure of such breach.

  (h) Elective Termination by EDS.  EDS shall be entitled to terminate this
      ---------------------------
      Agreement at any time upon one hundred twenty (120) days prior written notice to Allin.

  (i) Elective Termination by Allin.  Allin shall be entitled to terminate this
      -----------------------------
      Agreement at any time upon one hundred twenty (120) days prior written notice to EDS.

  (j) Revenue Target Deficiency.  Upon determination by Allin that an Allin
      -------------------------
      Target has not been attained for any Allin Target Period, whether by reason of force majeure or otherwise, Allin will provide to EDS written notice of such non-attainment (a "Non-Attainment Notice"). During the period of 90 days following the giving of a Non-Attainment Notice, at the request of EDS, Allin will attempt, to the extent it deems appropriate under the circumstances, to develop with EDS (i) a business plan whereby EDS will be permitted an additional period of time to attain the Allin Target

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      or (ii) a revision of the then applicable revenue targets.  If EDS and Allin are unable to agree to a mutually acceptable business plan or mutually acceptable revised revenue targets within such ninety (90) day period following the giving of a Non-Attainment Notice, at any time after the expiration of such ninety day period, at its sole and absolute discretion, Allin may, as its sole and exclusive remedy, terminate this Agreement by providing written notice to EDS setting forth the date on which such termination will be effective.

1. Steering Committee.  Within ninety (90) days of the Effective Date, each of
   ------------------
   EDS and Allin will provide the other with the names of the three members of its management staff who will serve on a steering committee (the "Steering Committee"), with the chairman of the Steering Committee being designated by Allin from one of its committee members. The Steering Committee will be responsible for (a) generally overseeing the performance of each party's obligations under this Agreement, and (b) making, and providing continuity for making, strategic decisions with respect to the marketing obligations set forth in Section 4, above. Either EDS or Allin may change representatives from time to time. In addition, EDS and Allin may mutually agree to increase or decrease the size, purpose or composition of the Steering Committee.

2. Media Releases.  All media releases, public announcements and public
   --------------
   disclosures by Allin or EDS or their respective employees or agents relating to this Agreement or that certain Master Agreement, dated December 16, 1996 by and between EDS and Allin, or their respective subject matter, including without limitation promotional or marketing material (but not including any announcement intended solely for internal distribution at Allin or EDS, as the case may be) shall be coordinated with and approved by Allin and EDS prior to the release thereof. In addition, any information regarding EDS or describing the relationship between EDS and Allin to be included in any offering materials, registration statements, or other related materials is subject to EDS' written approval prior to its use.

3. Governing Law.  This Agreement shall be governed by and construed in
   -------------
   accordance with the laws, other than choice of law rules, of the Commonwealth of Pennsylvania.

4. Force Majeure.  Each party shall be excused from performance hereunder for
   -------------
   any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other or third parties or an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

5. Binding Nature and Assignment.  This Agreement shall be binding on the
   -----------------------------
   parties hereto and their respective successors and assigns, but neither party may, nor shall have the power to, assign this Agreement without the prior written consent of the other.

6. Employees.  Unless otherwise agreed to in writing, the parties hereto agree
   ---------
   that during the term of this Agreement and for a period of two (2). years after the expiration or termination of this Agreement, neither party shall employ nor solicit for employment any person or persons employed by the other, working under the Agreement or any contract and/or subcontract that may be awarded as a result of this Agreement.

7. No Third Party  Beneficiary.  Nothing in this Agreement may be relied upon or
   ---------------------------
   shall benefit any party other than the parties hereto.

8. Relationship of Parties.  Each of the parties will act as, and will be,
   -----------------------
   independent in all aspects of their performance of this Agreement. Neither party will act or have authority to act as an agent for the other party for any purpose whatsoever. Except as expressly provided in this Agreement, nothing will constitute either party as agent for the other or either party the authority to make representations or agreements on behalf of the other, and each party covenants not to make any representations or to take any actions inconsistent with the foregoing. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, contractor arrangement or other formal

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   business entity or fiduciary relationship between EDS and Allin, and nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either of Allin or EDS under this Agreement.

9. Notices.  All notices, requests, claims, demands, designations, approvals,
   -------
   consents, acceptances and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) sent by express delivery services or certified mail postage prepaid, or (c) sent by facsimile, together with a hard copy by express delivery service, to the parties at the addresses or facsimile numbers, as the case may be, as follows:

   If to EDS:

      Electronic Data Systems Corporation
      Legacy Drive
      Mailstop H3-6C-71
      Plano, Texas 75024
      Attention:  Division Vice President-Operations
                  Global Travel Services Industry
      Facsimile Number: (972) 605-2060


   If to Customer:

      Allin Communications Corporation
      300 Greentree Commons
      381 Mansfield Avenue
      Pittsburgh, Pennsylvania 15220
      Attention:   President
      Facsimile Number: (412) 928-0887


   All notices and other communications under this Agreement that are given as provided in this Section, (a) if delivered personally, will be deemed given on the date it is delivered, (b) if sent by express delivery service or certified mail, will be deemed given on the date it is received and (c) if sent by facsimile, will be deemed given on the date it is sent (so long as the sender receives confirmation of transmission and a hard copy is sent by express delivery service or certified mail, postage prepaid, in the manner herein provided). Either party from time to time may change its address, facsimile number or designee for notification purposes by giving the other party notice of the new address, facsimile number, or designee and the date upon which it will become effective.

10. Entire Agreement.  This Agreement, including any Schedules or Exhibits
    ----------------
    referred to herein and attached hereto, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement which are not fully expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

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

IN WITNESS WHEREOF, EDS and Allin have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

ELECTRONIC DATA SYSTEMS CORPORATION             ALLIN COMMUNICATIONS CORPORATION




   By:   /s/ Dennis S. Stolkey             By:   /s/ Richard W. Talarico
      -------------------------------         ----------------------------------

Title:   President GTSI                 Title:   Chairman/CEO
      -------------------------------         ----------------------------------

 Date:   12-20-96                        Date:   12-16-96
      -------------------------------         ----------------------------------


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